BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC. Entity or Nevada Business Identification Number (NVID): E0461922014-7
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 08/23/2021 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: SERIES F CONVERTIBLE PREFERRED STOCK
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* This Certificate reflects certain modifications to the rights and preferences of the Series F Convertible Preferred Stock. Please see Exhibit A.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Anthony Brenz Signature of Officer Date: 08/23/2021

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Exhibit A

SERIES F CONVERTIBLE PREFERRED STOCK DESIGNATION

Article III, subsections (a) and (b) of the Certificate of Designation are hereby replaced in their entirety as follows:

(a) Conversion at the Option of the Holder. On a Conversion Date, each holder of Series F Convertible Preferred Stock ("Series F Stock") may convert all, but not less than all, of the holder's shares of Series F Stock into such number of fully paid and nonassessable shares of common stock that result from the formula stated in the description of rights of this class of preferred stock (the "Conversion Price").

(b) Mechanics of Conversion

(i) Each holder of Series F Stock may convert the holder's shares of Series F Stock on a "Conversion Date", which is (A) any date on or after August 18, 2023, or (B) any date on which a conversion may be required for the purpose of (A) uplisting the Company to a new stock exchange, or (B) selling more than 50% of the Company's assets.

(ii) To convert the Series F Convertible Preferred Stock, a holder shall: (A) email, fax (or otherwise deliver by other means resulting in notice) a copy of a fully executed notice of conversion in the form provided by the Company and (B) within three (3) business days surrender or cause to be surrendered to the Company the certificates representing the Series F Convertible Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers and the original executed version of a notice of conversion.